Exhibit 4.9

FILED

2026 MAY -8 PM 2: 17

Articles of Amendment
to
Articles of Incorporation
of

HELIO CORPORATION

(Name of Corporation as currently filed with the Florida Dept. of State)

P22000076040

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

______ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

2448 Sixth Street
Berkeley, CA 94710

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

2230 S McCall Rd
Englewood, Fl 34224

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______

______
(Florida street address)

New Registered Office Address: ______ *(City)*, Florida ______ *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

______
Signature of New Registered Agent, if changing

Check if applicable
■ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
2) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
3) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
4) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
5) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
6) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________

'r,. If amending or adding additional Articles. enter change(s) here: (Attach addirional sheets, if necessary). {Be , \ pec[/ic) Amendment to Article IV The Company hereby designates 500,000 shares of its authorized but unisued Preferred Stock. par value S0.000 I per share as a separate series designated "Series [3 Convenible Preferred Stock" Article IV should read as follows after amendment: The Number of shares the Corporation is authorized to issue is: 100,000.000 (One hundred million) Common 20.000,000 (Twccnty million) Preferred 1,500.000 (One million five hundred thousand) Series A Convertible Preferred 175.000 (One hundred seventy - five thousand) of"Scries A Convertible Preferred Stock" to Vanquish Funding Group. Inc. 500,000 (Five hundred thousand) "Series B Convertible Preferred Stock" F. If an amendment provides for an exchange, reclassification. or cancellation of issued shares. provisions for implementing the amendment if not contained in the amendment itself: (i/not applicahle. indicate NIA)

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The date of each amendment(s) adoption: . if other than the date this document was signed. Effecti \ 'e date if applicable: (no more than 90 days ajier amendmem file date) Note: If the date inserted in this block does not meet the applicable statutory filing requiremcnls. this date will not be listed as the document's effective date on the Department ofStarc·s records. Adoption of Amendmcnt(s) (CHECK ONE) ii The amendment(s) was/we - re adopted by the incorporators. or board of dirl·ctors without shareholder action and shareholda ac1ion was not required. D The amendmem(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. D The amendment(s) was/were approved by the shareholders through voting groups. 711e following .,·tatt!ment must hi: separate � i· providedfor each \ "Oling group emitted IO ,·ote separall.! � 1· rm 1he w11e11dmt111t(s): "The number of votes cast for the amendment(s) was/were sufficient for approval by (t·ming g,ro11p) Signature - ,, - ",<' - - ,, - L - -- 7' - ----- \ - ---------------------- - ·ctor. g sident or her ofricer - if directors or officers have not been selected. by an incorpora1or - 1 ands of a receiver. trustee. or other court appointed fiduciary bv that fiduciary) Edward M. Cabrera (Typed or printed name of person signing) Chaimian. CEO. President (Title of person signing)

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